UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2014

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of Principal Executive Offices, including Zip Code)

(408) 468-6722
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 15, 2014, David Brunton will retire from his position as Neonode’s Chief Financial Officer, Vice President, Finance, Treasurer and Secretary in accordance with a Separation Agreement dated August 5, 2014 described in Item 5.02(e) below. Neonode previously disclosed in a Current Report on Form 8-K filed May 9, 2014 that Mr. Brunton intended to retire within 12 months. Mr. Brunton will continue to act as a consultant to Neonode in accordance with a Consulting Agreement described in item 5.02(e) below.

On August 5, 2014, Lars Lindqvist resigned as a member of the Board of Directors of Neonode.

(c) On August 5, 2014, the Board of Directors of Neonode appointed Mr. Lindqvist as Neonode’s Chief Financial Officer, Vice President, Finance, Treasurer, and Secretary effective August 15, 2014.

Mr. Lindqvist, age 57, previously served as a director of Neonode Inc. since November 2011.  Since January 2013, Mr. Lindqvist has served as a management consultant to LQ Consulting GmbH.  Mr. Lindqvist served as interim Chief Executive Officer of 24 Mobile Advertising Solutions AB from June 2012 to December 2012 and as interim Chief Executive Officer of ONE Media Holding AB from April 2011 to May 2012.  Mr. Lindqvist served as Chief Financial Officer for Mankato Investments AG Group from June 2005 to March 2011.  From August 2002 to May 2005, Mr. Lindqvist served as Chief Financial Officer for Microcell OY, a Finnish ODM of mobile phones, and from May 1995 to July 2002, he served as Chief Financial Officer of Ericsson Mobile Phones.

In connection with his appointment as an officer of Neonode, Mr. Lindqvist and Neonode entered into an Employment Agreement. Under his Employment Agreement, Mr. Lindqvist is entitled to receive a monthly salary, payable in Swedish Krona (“SEK”), of 125,000 SEK (approximately US$18,000). In addition, under his Employment Agreement, Mr. Lindqvist will be paid a fee of 250,000 SEK (approximately US$37,000) during the initial 30 days of his transition into the Chief Financial Officer position, and a fee of 200,000 SEK (approximately US$29,000) in connection with his relocation to Stockholm, Sweden. Mr. Lindqvist’s Employment Agreement also provides that he is entitled to receive a bonus for 2014 of up to 300,000 SEK (approximately US$43,500) and a bonus in each subsequent year of up to 50% of his total yearly salary. Mr. Lindqvist further is eligible to receive health care, pension, and other employee benefits in accordance with his Employment Agreement.

The summary above of Mr. Lindqvist’s Employment Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is filed as an exhibit to this Report and which is incorporated by reference herein in its entirety.

(d) On August 5, 2014, Per Lofgren was appointed a member of the Board of Directors of Neonode. Mr. Lofgren will serve as a Class III director to fill the vacancy created by Mr. Lindqvist’s resignation described above. Mr. Lofgren also was appointed as Chairman of the Audit Committee and a member of each of the Compensation Committee and the Nominating and Governance Committee. The Board of Directors of Neonode has determined that Mr. Lofgren is an “independent director” in accordance with the listing rules of the NASDAQ Stock Market, and is eligible to serve on each of the committees to which he has been appointed. In addition, the Board of Directors of Neonode has determined that Mr. Lofgren is an “audit committee financial expert” in accordance with the rules and regulations of the Securitas and Exchange Commission and the listing rules of the NASDAQ Stock Market.

Mr. Lofgren, age 50, has been employed for the past 30 years in various management positions for Ericsson, a multinational provider of communications technology and services. Since 2011, he has served as Executive Vice President and Chief Financial Officer of Ericsson North America. From 2008 until 2011, Mr. Lofgren served as President of Ericsson Sweden AB. Prior to 2008, he served in various Ericsson business units globally as a division chief financial officer, controller, marketing and other management positions.

(e) On August 5, 2014, Mr. Brunton and Neonode entered into a Separation Agreement in connection with his retirement as Neonode’s Chief Financial Officer, Vice President, Finance, Treasurer and Secretary effective August 15, 2014. Under the terms of the Separation Agreement, in lieu of any severance amount due to him under his Executive Severance Agreement and any other accrued benefits due to him including under his Employment Agreement, Neonode will pay $180,000 to Mr. Brunton and also will provide Mr. Brunton with health insurance through his 65th birthday in 2015. In addition, pursuant to the Separation Agreement, Neonode agreed to modify Mr. Brunton’s outstanding options so that their amended expiration date is July 1, 2015.

Also on August 5, 2014, Mr. Brunton and Neonode entered into a Consulting Agreement pursuant to which Mr. Brunton will perform consulting services to Neonode effective August 15, 2014. Under the terms of the Consulting Agreement, Mr. Brunton will work up to 40 hours per month and will receive compensation of $3,333.32 per month.

The summary above of Mr. Brunton’s Separation Agreement, Consulting Agreement, Executive Severance Agreement, and Employment Agreement are qualified in their entirety by reference to the actual agreements, copies of which are filed as exhibits to this Report and which are incorporated by reference herein in their entirety.

Item 8.01.  Other Events.

On August 5, 2014, in connection with the appointment of Mr. Lindqvist to the position of Chief Financial Officer effective August 15, 2014, Neonode determined that effective August 15, 2014 the principal executive office of Neonode will be in Stockholm, Sweden, where both the Chief Executive Officer and Chief Financial Officer of Neonode will be based. Specifically, the principal executive office will be at Neonode’s previously-disclosed office space located at Storgatan 23C, 114 55 Stockholm, Sweden. Neonode will continue to have its United States headquarters at its existing office in Santa Clara, California.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Neonode and Lars Lindqvist, dated August 5, 2014
10.2	Separation Agreement between Neonode and David Brunton, dated August 5, 2014
10.3	Consulting Agreement between Neonode and David Brunton, dated August 5, 2014
10.4	Employment Agreement between Neonode. and David Brunton, dated July 1, 2010 (incorporated by reference to Exhibit 10.5 of the registrant’s annual report on Form 10-K filed on March 14, 2013 (file no. 1-35526))
10.5

Executive Severance Benefits Agreement between Neonode and  David Brunton, dated April 12, 2004 (incorporated by reference to Exhibit 10.13 of the registrant’s quarterly report on Form 10-Q filed on March 2, 2005 (file no. 0-08419))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: August 6, 2014	By:	/s/ Thomas Eriksson
Name: Thomas Eriksson
Title: Chief Executive Officer